UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 13, 2018

CBTX, Inc.

(Exact name of registrant as specified in its charter)

Texas	001-38280	20‑8339782
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation or organization)		Identification No.)

9 Greenway Plaza, Suite 110

Houston, Texas 77046

(Address of principal executive offices)

(713) 210‑7600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

On December 13, 2018, CBTX, Inc. (the “Company”) entered into an Amended and Restated Loan Agreement with Frost Bank, as lender (the “Amended Agreement”). The Amended Agreement amends and restates in its entirety the Company's Loan Agreement, dated as of December 13, 2017 (the “Original Agreement”), which was filed with the Securities and Exchange Commission on December 14, 2017.

The Amended Agreement provides for a $30 million revolving line of credit (the “Line of Credit”). The Company can make draws on the Line of Credit for a period of 12 months beginning on the date of the Amended Agreement, after which the Company will not be permitted to make further draws and the outstanding balance will amortize over a period of 60 months. Interest accrues on outstanding borrowings at a rate equal to the maximum “Latest” U.S. prime rate of interest per annum and payable quarterly in the first 12 months and thereafter quarterly principal and interest payments are required over a term of 60 months. The entire outstanding balance and unpaid interest is payable in full on December 13, 2024.

The Company may prepay the principal amount of any loan under the Amended Agreement without premium or penalty. The obligations of the Company under the Amended Agreement are secured by a valid and perfected first priority lien on all of the issued and outstanding shares of capital stock of the Company’s subsidiary, CommunityBank of Texas, N.A. (the “Bank”).

Covenants made under the Amended Agreement include, among other things, the Company maintaining Tangible Net Worth (as defined in the Amended Agreement) of not less than $300 million, the Company maintaining a ratio of Cash Flow to Debt Service (as each defined in the Amended Agreement) of not less than 1.25 to 1.00, the Bank’s Texas Ratio (as defined under the Amended Agreement) not exceeding 15.0%, the Bank maintaining a  Total Capital Ratio (as defined under the Amended Agreement) of at least 12.0% and restrictions on the ability of the Company and its subsidiaries to incur certain additional debt.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
10.1	Amended and Restated Loan Agreement
10.2	Revolving Promissory Note (Floating Rate)
10.3	Pledge and Security Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBTX, Inc.

Date: December 14, 2018	By:	/s/ Robert T. Pigott, Jr.
Robert T. Pigott, Jr.
Chief Financial Officer